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                                                                      Exhibit 24

                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Ecogen Inc:



We consent to the incorporation by reference in the registration statement (No. 33-23767) on Form S-8/S-3, registration statements (No. 33-39687, No. 33-50478 and No. 33-70538) on Form S-8 and registration statements (No. 33-87510, No. 33-45975, No. 33-48020, No. 33-71854 and No. 333-58535) on Form S-3, of Ecogen
Inc. of our report dated December 17, 1998 relating to the consolidated balance sheets of Ecogen Inc. and subsidiaries as of October 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows and related schedule for each of the years in the three-year period ended October 31, 1998, which report appears in the October 31, 1998 annual report on Form 10-K of Ecogen Inc.




                                                                        KPMG LLP



Short Hills, New Jersey
January 15, 1999